Teads Holding Co. Announces Third Quarter 2026 Results

New York – November 5, 2026 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter ended September 30, 2026.
Third Quarter 2026 Key Financial Metrics:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions USD)	2026	2025	% Change	2026	2025[1]	% Change
Revenue	$235.1	$318.8	(26)%	$785.6	$948.2	(17)%
Gross profit	60.9	105.7	(42)%	240.1	308.7	(22)%
Net loss	(325.5)	(19.7)	(1,553)%	(406.7)	(88.8)	(358)%
Net cash (used in) provided by operating activities	(27.9)	(23.7)	(17)%	(53.6)	0.3	NM

Non-GAAP Financial Data*
Ex-TAC gross profit	93.5	130.5	(28)%	324.7	377.8	(14)%
Adjusted EBITDA	(8.1)	19.2	(142)%	(0.4)	56.8	(101)%
Adjusted net loss	(46.7)	(13.6)	(245)%	(123.0)	(38.5)	(219)%
Adjusted free cash flow	(33.1)	(24.0)	(38)%	(71.0)	3.4	NM
Free cash flow before interest payments	(1.4)	3.1	(145)%	(7.2)	18.1	(139)%
_____________________________
1 Incorporates the results of operations for Legacy Teads (as defined below) from February 3, 2025 through September 30, 2025
* See non-GAAP reconciliations below
NM Not meaningful

"In the third quarter, our Connected TV revenue grew 37% year-over-year, outperforming the broader market through our leading position on the CTV HomeScreen — the front door to the living-room experience," said David Kostman, CEO of Teads. "Like many companies across our sector, we are navigating the significant headwinds currently impacting the open internet, and we are using this moment to focus on driving broader adoption of our Enterprise omnichannel offerings. We are seeing some improvement in trends in the early part of the fourth quarter and are taking decisive and appropriate actions to improve our revenue trajectory, optimize our cost structure, and strengthen our balance sheet" added Kostman.

Third Quarter 2026 and Recent Business Highlights:

•CTV Momentum:
◦Delivered CTV revenue growth of 37% year-over-year, with CTV now representing 12% of our Q3 revenue and accounting for approximately 20% of our Enterprise business, reaching year-to-date revenue of nearly $100 million.
◦Expanded global Whale TV partnership to give Teads Ad Manager buyers native HomeScreen access across 100+ countries.
◦Teads selected as the launch DSP for Telly’s persistent, 100% viewable HomeScreen ads, which are integrated programmatically via Magnite.
•Omnichannel Adoption: Branding customers utilizing omnichannel campaigns represented 15% of branding revenue, up from 10% in Q3 2025.
•Joint Business Partnership Renewals: Renewed several Joint Business Partnerships, with brands including BMW Group, Lenovo, Shell, and Kia.
•Teads Ad Manager: Launched the next evolution of our buying platform, which now leverages agentic workflows through Model Context Protocols (MCP) and is designed to address cross-channel fragmentation by bridging upper-funnel CTV branding with lower-funnel conversions in one agentic platform.

Third Quarter 2026 Financial Highlights:
•Revenue of $235.1 million, a decrease of $83.7 million, or 26%, compared to $318.8 million in the prior year period. Results include net unfavorable foreign currency effects of approximately $1.5 million.
•Gross profit of $60.9 million, a decrease of $44.8 million, or 42%, compared to $105.7 million in the prior year period. Gross margin decreased to 25.9%, compared to 33.2% in the prior year period.
•Ex-TAC gross profit of $93.5 million, a decrease of $37.0 million, or 28%, compared to $130.5 million in the prior year period. Our Ex-TAC gross margin decreased to 39.8%, compared to 40.9% in the prior year period.
•Net loss of $325.5 million, compared to a net loss of $19.7 million in the prior year period. Net loss in the current period included a $272.4 million non-cash goodwill impairment charge and a $6.4 million non-cash impairment of a publisher commercial agreement asset.
•Adjusted net loss of $46.7 million, compared to adjusted net loss of $13.6 million in the prior year period. Adjusted net loss included a $1.7 million income tax expense in the current period, compared to a $6.5 million income tax benefit in the prior period, primarily due to impairment of goodwill and U.S. and various non-U.S. losses for the three months ended September 30, 2026 being subject to valuation allowances.
•Adjusted EBITDA of $(8.1) million, compared to Adjusted EBITDA of $19.2 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.5 million.
•Net cash used in operating activities of $27.9 million, compared to net cash used in operating activities of $23.7 million in the prior year period. Adjusted free cash flow of $(33.1) million,

compared to adjusted free cash flow of $(24.0) million in the prior year period. Free cash flow before interest payments of $(1.4) million, compared to free cash flow before interest payments of $3.1 million in the prior year period.
•Cash and cash equivalents were $90.3 million as of September 30, 2026.
•Total debt obligations were $657.2 million, including the $608.6 million carrying value of our 10.000% senior secured notes due 2030 (principal amount of $628.2 million, net of unamortized discount and deferred financing costs), $30.9 million outstanding under our accounts receivable financing facility, $15.0 million outstanding under our revolving credit facility and $2.8 million outstanding under a short-term overdraft facility assumed in the acquisition (the “Acquisition”) of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”).
Outlook
As previously announced, we have suspended guidance, including our full-year 2026 Adjusted EBITDA guidance, and we are not providing guidance at this time.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, November 5 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-800-717-1738 or for international callers, 1-646-307-1865. A replay will be available three hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13763331. The replay will be available until November 19, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, free cash flow before interest payments, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
Forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue, including the non-cash impairment of a publisher commercial agreement asset, to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; other expense (income) and interest income, net; provision (benefit) for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, restructuring charges, impairment charges, bridge facility costs, valuation allowance recognition, as well as the related income tax effects. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. This quarter we are presenting a new non-GAAP measure, free cash flow before interest payments, which is defined as free cash flow plus cash paid for interest. Free cash flow, adjusted free cash flow and free cash flow before interest payments are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our cash flows. Free cash flow, adjusted free cash flow and free cash flow before interest payments should be considered as supplemental measures, as the adjustments include actual cash outlays which impact cash flows, and should not be considered in isolation or as a substitute for any measures of our liquidity or financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the Acquisition. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Legacy Teads or manage the combined business effectively; overall advertising demand and traffic generated by our media partners; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to compete effectively against current and future competitors; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI and the regulation of generative AI content within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our common stock and our ability to regain compliance with and satisfy the continued listing requirements of The Nasdaq Stock Market LLC, including the potential adverse effects on market liquidity and share price if our common stock is delisted; our ability to grow our business and manage growth effectively; our ability to raise additional financing in the future to fund our operations or service our existing indebtedness or comply with the covenants and other obligations under our financing arrangements, including our accounts receivable financing facility; the sufficiency of our capital resources to service our debt and satisfy our other liquidity requirements, including our existing cash balances, the ability to generate sufficient operating cash flows and the availability of additional or continued sources of financing; loss of media partners could have a significant impact on our revenue and results of operations; our ability to maintain the integrity of our platform and prevent invalid, low quality or other non-human traffic that does not meet ad quality standards, and the impact of such activity on our relationships with media partners and advertisers; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; unexpected costs, charges or expenses resulting from the Acquisition; our internal controls over financial reporting may not meet the standard required by Section 404 of the Sarbanes-Oxley Act; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict involving the U.S., Iran, Israel and surrounding nations, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., the impact of U.S. government shutdowns, and other factors that have and may further impact advertisers’ ability to pay; conditions in Israel, including the conflict between Israel and Hamas and the sustainability of the related cease-fire and any impacts from the ongoing conflict involving the U.S., Iran, Israel and surrounding nations; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the challenges of compliance with differing and changing regulatory requirements, particularly with respect to privacy and data protection; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the outcome of legal proceedings, which we are subject to from time to time, including intellectual property, commercial and privacy disputes, and specifically our litigation against Google LLC and Alphabet Inc., including, among other things, the uncertainty and timing of any resolution and the amount of damages or other remedies we may recover, if any; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2025, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads (Nasdaq: TEAD) is a leading omnichannel advertising platform focused on driving outcomes for brand and performance advertisers across screens. With a focus on meaningful business outcomes for full funnel objectives, Teads drives value by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The Company is headquartered in New York, New York, with a global team of around 1,700 people in 30+ countries.
For more information, visit www.teads.com.
Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)
Revenue	$235,073	$318,772	$785,645	$948,225
Cost of revenue:
Traffic acquisition costs	148,039	188,230	467,348	570,392
Other cost of revenue	26,167	24,794	78,214	69,171
Total cost of revenue	174,206	213,024	545,562	639,563
Gross profit	60,867	105,748	240,083	308,662
Operating expenses:
Research and development	10,506	10,743	32,543	38,007
Sales and marketing	62,485	68,658	199,195	202,071
General and administrative	23,255	31,970	78,238	96,335
Impairment of intangible assets	—	—	—	15,614
Impairment of goodwill	272,432	—	272,432	—
Restructuring charges	349	657	3,290	9,610
Total operating expenses	369,027	112,028	585,698	361,637
Loss from operations	(308,160)	(6,280)	(345,615)	(52,975)
Other (expense) income:
Gain on repurchase of long-term debt	—	—	—	1,225
Interest expense	(17,407)	(17,084)	(52,233)	(57,732)
Other income (expense) and interest income, net	27	(994)	(2,645)	(2,984)
Total other (expense) income, net	(17,380)	(18,078)	(54,878)	(59,491)
Loss before income taxes	(325,540)	(24,358)	(400,493)	(112,466)
(Benefit) provision for income taxes	(72)	(4,668)	6,240	(23,620)
Net loss	$(325,468)	$(19,690)	$(406,733)	$(88,846)

Weighted average shares outstanding:
Basic	98,259,847	95,113,669	97,286,984	89,249,913
Diluted	98,259,847	95,113,669	97,286,984	89,249,913

Net loss per common share:
Basic	$(3.31)	$(0.21)	$(4.18)	$(1.00)
Diluted	$(3.31)	$(0.21)	$(4.18)	$(1.00)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$90,327	$128,223
Short-term investments in marketable securities	—	10,476
Accounts receivable, net of allowances	237,040	342,352
Prepaid expenses and other current assets	29,938	49,347
Total current assets	357,305	530,398
Non-current assets:
Property, equipment and capitalized software, net	55,010	50,998
Operating lease right-of-use assets, net	28,504	28,810
Intangible assets, net	327,988	376,578
Goodwill	—	280,991
Deferred tax assets	9,469	10,485
Indemnification asset	29,402	27,789
Other assets	23,567	21,925
TOTAL ASSETS	$831,245	$1,327,974

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$200,919	$258,634
Accrued compensation and benefits	31,960	40,192
Deferred revenue	11,940	14,930
Short-term debt	17,752	17,595
Accrued and other current liabilities	116,160	152,710
Total current liabilities	378,731	484,061
Non-current liabilities:
Long-term debt	639,429	605,113
Operating lease liabilities, non-current	20,263	21,674
Deferred tax liabilities	61,481	73,101
Contingent tax liabilities	37,626	35,078
Other liabilities	11,886	13,510
TOTAL LIABILITIES	$1,149,416	$1,232,537

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, par value of $0.001 per share − one billion shares authorized; 99,064,762 shares issued and 98,753,042 shares outstanding as of September 30, 2026; 96,171,331 shares issued and 95,980,437 shares outstanding as of December 31, 2025	99	96
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	692,279	685,778
Treasury stock, at cost − 311,720 shares as of September 30, 2026 and 190,894 shares as of December 31, 2025	(652)	(533)
Accumulated other comprehensive income	83,399	96,659
Accumulated deficit	(1,093,296)	(686,563)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(318,171)	95,437
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$831,245	$1,327,974

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands) (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(325,468)	$(19,690)	$(406,733)	$(88,846)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on repurchase of long-term debt	—	—	—	(1,225)
Depreciation and amortization of property and equipment	2,136	1,867	6,227	6,763
Amortization of capitalized software development costs	2,578	2,266	7,267	7,041
Amortization of intangible assets	13,127	13,364	39,328	34,903
Amortization of discount on marketable securities	(4)	(63)	(290)	(784)
Stock-based compensation	1,744	3,641	6,175	10,372
Non-cash operating lease expense	3,079	2,977	9,622	8,175
Provision for credit losses	2,000	4,150	6,758	5,614
Amortization of debt discount and issuance costs	1,185	1,250	3,458	15,337
Deferred income taxes	(3,345)	(10,862)	(8,006)	(42,709)
Impairment of intangible assets	—	—	—	15,614
Impairment of goodwill	272,432	—	272,432	—
Unrealized foreign currency transaction losses	507	2,532	2,660	6,677
Other	(1)	—	17	25
Changes in operating assets and liabilities:
Accounts receivable	42,882	19,255	94,700	57,827
Prepaid expenses and other current assets	1,924	3,519	18,540	16,863
Accounts payable, accrued expenses and other current liabilities	(41,542)	(42,857)	(99,786)	(45,007)
Operating lease liabilities	(3,220)	(3,019)	(9,866)	(8,445)
Deferred revenue	(3,029)	(1,092)	(2,936)	(3,942)
Other non-current assets and liabilities	5,139	(972)	6,845	6,091
Net cash (used in) provided by operating activities	(27,876)	(23,734)	(53,588)	344

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	—	(598,319)
Purchases of property and equipment	(508)	(789)	(2,349)	(4,853)
Capitalized software development costs	(4,715)	(4,915)	(15,071)	(12,020)
Purchases of marketable securities	—	—	(13,081)	(16,603)
Proceeds from sales and maturities of marketable securities	3,000	9,250	23,739	86,471
Other	21	(57)	443	(56)
Net cash (used in) provided by investing activities	(2,202)	3,489	(6,319)	(545,380)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	—	—	625,000
Repayments of borrowings under the Bridge Facility	—	—	—	(625,000)
Proceeds from senior secured notes	—	—	—	625,305
Proceeds from the 2025 Revolving Facility	15,000	—	15,000	—
Proceeds from the A/R Facility	30,858	—	30,858	—
Partial repayment of long-term debt	—	—	—	(7,674)
Payments of deferred financing and debt issuance costs	(6,821)	(168)	(7,584)	(30,969)
Payment of stock issuance costs	—	—	—	(775)
Treasury stock repurchases and share withholdings on vested awards	(6)	(86)	(119)	(639)
(Repayments of) proceeds from bank overdrafts, net	(4,353)	59	(14,585)	110
Net cash provided by (used in) financing activities	34,678	(195)	23,570	585,358
Effect of exchange rate changes	549	1,687	748	1,834
Net increase (decrease) in cash, cash equivalents and restricted cash	$5,149	$(18,753)	$(35,589)	$42,156
Cash, cash equivalents and restricted cash — Beginning	88,962	150,634	129,700	89,725
Cash, cash equivalents and restricted cash — Ending	$94,111	$131,881	$94,111	$131,881

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$235,073	$318,772	$785,645	$948,225
Traffic acquisition costs	(148,039)	(188,230)	(467,348)	(570,392)
Other cost of revenue	(26,167)	(24,794)	(78,214)	(69,171)
Gross profit	60,867	105,748	240,083	308,662
Other cost of revenue (1)	32,598	24,794	84,645	69,171
Ex-TAC gross profit	$93,465	$130,542	$324,728	$377,833

Gross margin (gross profit as % of revenue)	25.9%	33.2%	30.6%	32.6%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	39.8%	41.0%	41.3%	39.8%
_____________________
(1)The three and nine months ended September 30, 2026 include $6.4 million non-cash impairment of a publisher commercial agreement asset.
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(325,468)	$(19,690)	$(406,733)	$(88,846)
Gain on repurchase of long-term debt	—	—	—	(1,225)
Interest expense	17,407	17,084	52,233	57,732
Other expense (income) and interest income, net	(27)	994	2,645	2,984
(Benefit) provision for income taxes	(72)	(4,668)	6,240	(23,620)
Depreciation and amortization	17,841	17,497	52,822	48,707
Stock-based compensation	1,744	3,641	6,175	10,372
Acquisition and integration costs	1,266	3,656	4,115	25,508
Restructuring charges	349	657	3,290	9,610
Impairment of intangible assets	—	—	—	15,614
Impairment of goodwill	272,432	—	272,432	—
Impairment of publisher commercial agreement asset	6,431	—	6,431	—
Adjusted EBITDA	$(8,097)	$19,171	$(350)	$56,836

Net loss as % of gross profit	(534.7)%	(18.6)%	(169.4)%	(28.8)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	(8.7)%	14.7%	(0.1)%	15.0%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share, respectively, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(325,468)	$(19,690)	$(406,733)	$(88,846)
Adjustments:
Acquisition and integration costs	1,266	3,656	4,115	25,508
Restructuring charges	349	657	3,290	9,610
Goodwill impairment	272,432	—	272,432	—
Impairment of publisher commercial agreement asset	6,431	—	6,431	—
Impairment of intangible assets	—	—	—	15,614
Gain on repurchase of long-term debt	—	—	—	(1,225)
Bridge facility costs	—	—	—	11,996
Total adjustments, before tax	280,478	4,313	286,268	61,503
Income tax effect	(1,757)	1,820	(2,512)	(11,165)
Total adjustments, after tax	278,721	6,133	283,756	50,338
Adjusted net loss	$(46,747)	$(13,557)	$(122,977)	$(38,508)

Basic and diluted weighted average shares	98,259,847	95,113,669	97,286,984	89,249,913

Diluted net loss per share - reported	$(3.31)	$(0.21)	$(4.18)	$(1.00)
Adjustments, after tax	2.83	0.07	2.92	0.57
Diluted net loss per share - adjusted	$(0.48)	$(0.14)	$(1.26)	$(0.43)

The following table presents the reconciliation of net cash (used in) provided by operating activities to free cash flow, adjusted free cash flow and free cash flow before interest payments, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(27,876)	$(23,734)	$(53,588)	$344
Purchases of property and equipment	(508)	(789)	(2,349)	(4,853)
Capitalized software development costs	(4,715)	(4,915)	(15,071)	(12,020)
Free cash flow	$(33,099)	$(29,438)	$(71,008)	$(16,529)

Free cash flow	$(33,099)	$(29,438)	$(71,008)	$(16,529)
Direct acquisition costs	—	5,471	—	19,918
Adjusted free cash flow	$(33,099)	$(23,967)	$(71,008)	$3,389

Free cash flow	$(33,099)	$(29,438)	$(71,008)	$(16,529)
Cash interest payments	31,698	32,566	63,856	34,661
Free cash flow before interest payments	$(1,401)	$3,128	$(7,152)	$18,132